EXECUTION VERSION

EXHIBIT 10.1
August 6, 2020

Andrew Feldstein via email

Dear Andrew:

This separation agreement (the “Agreement”) will confirm our understanding regarding the separation of your employment from AG US Group Services Inc. (the “Company”) and BlueMountain Capital Management, LLC (“BCM”). Assured Guaranty Ltd. (“Parent”) and Assured Guaranty US Holdings Inc. (“AGUS”) (the Parent, AGUS, the Company, BCM and their Affiliates collectively referred to as the “Assured Guaranty Group”) are expressly intended to be third party beneficiaries of this Agreement. Reference is made herein to that certain Employment Agreement, dated August 7, 2019 by and between you, the Company and BCM (the “Employment Agreement”). Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Employment Agreement.

SECTION 1
RESIGNATION AND TRANSITION

In discussions with the Company, you and the Company have agreed that you will resign as Chief Investment Officer and Head of Asset Management of the Assured Guaranty Group and from all other director or officer positions you hold and from all board and management committees on which you serve in the Assured Guaranty Group, including as an executive officer of Parent and as Chief Executive Officer and Chief Investment Officer of BCM, BlueMountain CLO Management LLC and BlueMountain GP Holdings, LLC (collectively, the “BlueMountain Operating Companies”), effective as of August 6, 2020. Subject to the terms of this Agreement, during the period beginning immediately following your resignation and ending on the earlier of (i) October 31, 2020 and (ii) the termination of your employment with the Company in accordance with the terms of this Agreement (such earlier date, the “Separation Date” and such period, the “Transition Period”), you shall remain employed by the Company as a non-executive officer with a title of Senior Advisor to the Chief Executive Officer and Chief Investment Officer of the BlueMountain Operating Companies (the “BCM CEO”). In such capacity you shall report to the BCM CEO and shall have such duties and responsibilities as may be assigned to you in the reasonable discretion of the BCM CEO, including ensuring an orderly transition of such duties and responsibilities; provided that such duties and responsibilities are not inconsistent with your role as Senior Advisor. Upon the conclusion of the Transition Period you will be deemed to resign, effective as of the Separation Date, from all positions, titles, duties and authorities with the Assured Guaranty Group that you may hold at such time. Notwithstanding the foregoing, the Company may elect to place you on garden leave for all or any part of the Transition Period (such period, the “Garden Leave Period”). During the Garden Leave Period, the other provisions of this Agreement shall continue to have full force and effect and you shall continue to receive the salary and benefits set forth in Section 2.1 of this Agreement and shall continue to carry out any duties for or on behalf of the Assured Guaranty Group as the Company may reasonably request; provided that you shall not be entitled to access any premises of the Assured Guaranty Group without the prior written consent of the Company. You acknowledge and agree that, for the duration of the Transition Period, you will continue to comply with Section 2(b) of the Employment Agreement. Under no circumstances shall the Company terminate your employment other than for Cause and under no circumstances shall you have any rights to resign from the Company for Good Reason or otherwise (other than due to your Disability). You and the Company expressly acknowledge and agree that the six (6) month notice period required pursuant to Section 6(a) of the Employment Agreement shall be shortened such that it will end on October 31, 2020. Notwithstanding anything herein to the contrary, during and after the Transition Period, you shall continue to serve on the board of directors and/or board of managers of any BlueMountain Funds on which you currently serve unless the Company otherwise requests you resign from any such position, which you shall do upon such direction, provided that following the Transition Period you receive the same compensation and benefits for such non-employee director service as is provided to any similarly situated non-employee director serving on such board..

The offer to you set forth in this Agreement shall remain outstanding during the period described in the release of claims attached hereto as Exhibit A (the “First Release”), provided that the Company may, in its sole discretion, by written notice to you, extend this date. The release of claims attached hereto as Exhibit B (the “Second Release”) should be signed and returned to the Company on or after the Separation Date such that the Second Release becomes effective within the sixty-day period following the Separation Date.

SECTION 2
PAYMENTS AND CONSIDERATION

You shall be entitled to compensation, benefits, and consideration from the Company in accordance with this Section 2.

2.1. Amounts Prior to Separation Date.

(a)Base Salary. Your annual base salary through the Separation Date shall remain at the current annual rate of $800,000.

(b)Employee Benefits. Prior to the Separation Date, you shall remain eligible for continued participation in the employee benefit plans (including retirement plans) maintained by the Company and its Affiliates in which you participated immediately prior to the date hereof, subject to the terms and conditions of such plans, as may be in effect from time to time.

(c)Within thirty (30) days of the Separation Date or such earlier date as required by applicable law, the Company shall pay you (i) the amount of all earned and previously unpaid salary for the period ending on the Separation Date and (ii) an amount that is in settlement of any and all vacation days that you have accrued but did not use, and to which you are entitled from the Company. You will not accrue or be entitled to any vacation after the Separation Date. As of the date of this Agreement, you have fourteen (14) accrued, unused vacation days, which vacation days you may elect to use at any time during the Transition Period.

2.2. Co-Investment and Forfeiture Amount.

(a)Other than as expressly modified herein, you expressly acknowledge and agree that the co-investment obligations set forth in Section 5 of the Employment Agreement (and the rights of the Company relating thereto) will remain in full force and effect until the end of the Co-Investment Required Period. The Company agrees to provide you with updated information, including the specific detailed investment and other information necessary to calculate the Required Investment Amount, on a monthly basis following the date hereof until the expiration of the Co-Investment Required Period, including the specific investments in each fund that give rise to the co-investment obligation. For purposes of determining the Required Investment Amount, separately managed accounts and single-investor investment vehicles shall be excluded from the calculation.

(b)In full satisfaction of your obligation pursuant to Section 5(a)(vi) of the Employment Agreement to transfer to AGUS interests held by you in BlueMountain Funds with a total net asset value equal to the Forfeiture Amount, you shall instead transfer to Parent, on December 31, 2020 or, if unable to do so, as soon as reasonably practicable thereafter, shares of Parent Common Stock held by you with a value equal to the Forfeiture Amount, with the price per share of such Parent Common Stock determined based on the VWAP of Parent Common Stock for the first ten (10) NYSE trading days in the month of December 2020 (such period, the “VWAP Period”). In satisfying your obligations pursuant to the foregoing sentence, you shall (i) first deliver shares of Parent Common Stock held by you, and (ii) to the extent the Forfeiture Amount exceeds the value of the Parent Common Stock held by you and transferred to the Company in accordance with the foregoing clause (i), you shall pay to the Company an amount in cash equal to the excess of the Forfeiture Amount over the value of the Parent Common Stock so transferred (as measured in accordance with this Section 2.2(b)). Any shares of Parent Common Stock transferred to Parent hereunder shall be offset against, and shall reduce the amount of, Parent Common Stock subject to the Amended and Restated Lock-Up Agreement dated October 1, 2019 by and between you and Parent (the “Lock-Up Agreement”). The Parties hereby amend the Lock-Up Agreement to reflect the reduction in Parent Common Stock subject to the Lock-Up Agreement as a result of the foregoing and shall negotiate in good faith a revised schedule for the release from the lock-up of the remaining Parent Common Stock, if any, subject to the Lock-Up Agreement. As of the date hereof, the Parties agree that an aggregate of 477,995 shares of Parent Common Stock are subject to the Lock-Up Agreement.

(c)Notwithstanding the foregoing, effective as of the date hereof, (i) the maximum Required Investment Amount shall be reduced from one hundred fifty million dollars ($150,000,000) to one hundred million dollars ($100,000,000) and (ii) the Forfeiture Amount shall be reduced to twelve million dollars ($12,000,000); provided, that in the event you (x) do not sign either the First Release or the Second Release, or revoke your acceptance of the First Release or the Second Release, as applicable, (y) breach this Agreement or Sections 7 or 10 of the Employment Agreement or materially breach Sections 8 or 9 of the Employment Agreement, as determined in accordance with Section 5.3 of this Agreement or (z) do not remain employed until October 31, 2020 (unless your employment ends earlier on account of your death or Disability), then the maximum Required Investment Amount shall immediately be increased from one hundred million dollars ($100,000,000) to one hundred fifty million dollars ($150,000,000).

With respect to all interests held by you and/or your Immediate Family Members in any BlueMountain Funds or Affiliated Funds (other than those in which any member of the Assured Guaranty Group has a limited partner interest), you shall be offered any concession granted to any other investor in such BlueMountain Funds after the date hereof with respect to fees, liquidity, information rights and transparency.  With respect to all interests held by you and/or your Immediate Family Members in any BlueMountain Funds or Affiliated Funds in which any member of the Assured Guaranty Group has a limited partner interest and in which you are currently invested or to which you commit capital on or prior to December 31, 2022, (x) to the extent there are no third party investors in such BlueMountain Funds or Affiliated Funds, you shall be offered terms no less favorable than those offered to any member of the Assured Guaranty Group as a limited partner therein with respect to fees, liquidity, information rights and transparency, and (y) to the extent there are third party investors in such BlueMountain Funds or Affiliated Funds, you shall be granted customary size-based most favored nation protection with respect to fees, liquidity, information rights and transparency. In addition, BCM agrees to promptly respond to any reasonable inquiries by you with respect to the limited partnership interests of you and/or your Immediate Family Members in any BlueMountain Funds and/or Affiliated Funds in which you are currently invested or to which you commit capital on or prior to December 31, 2022. For purposes of Section 5 of the Employment Agreement, you may deem a fund investment to be unavailable if such fund is not audited or administered by an institution reasonably acceptable to you; provided that you hereby acknowledge and agree that PricewaterhouseCoopers and SS&C GlobeOp are auditors and administrators reasonably acceptable to you. For purposes of this paragraph, your “Immediate Family Members” shall include Forward Vision.
(d)For the purposes of this Agreement, the terms set forth below shall have the following meanings:

“Disability” means mental, physical or other illness, disease or injury for which you would be determined to be eligible for long-term disability benefits under the AG US Group Services Inc. Health and Welfare Plan (or any successor plan thereto) in accordance with its terms and conditions.

“NYSE” means the New York Stock Exchange Inc.

“Parent Common Stock” means the common shares, par value $0.01 per share, of Parent.

“VWAP” means for the Parent Common Stock, the volume weighted average trade price per share of Parent Common Stock on the NYSE (calculated to the nearest one-hundredth of a cent) as reported by Bloomberg L.P., or any successor thereto, through its “Volume Weighted Average Price” function.

2.3. Indemnification. The Company agrees that if you are made a party or are threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that you are or were a director, officer or trustee of any member of the Assured Guaranty Group or any predecessor of any such member (including, without limitation, the BlueMountain Operating Companies) or are or were serving at the request of any member of the Assured Guaranty Group or any predecessor of any such member (including, without limitation, the BlueMountain Operating Companies) as a director, officer, member, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including, without limitation, service with respect to employee benefit plans, whether or not the basis of such Proceeding relates to alleged action prior to, upon, or following consummation of the Transaction, whether or not the basis of such Proceeding relates to alleged action in an official capacity as a director, officer, member, trustee, service provider or agent while serving as a director, officer, member, service provider or agent, you shall be indemnified and held harmless by Parent (or, if Parent shall fail to indemnify you and hold you harmless, by the Company and/or its Affiliates (other than Parent)) to the fullest extent authorized by Bermuda, Delaware, or other applicable law, as the same exists or may hereafter be amended, against all expenses incurred or suffered by you in connection therewith, and such indemnification shall continue as to you even if you have ceased to be an officer, director, trustee or agent, or if no longer a service provider of the Company and/or its Affiliates and shall inure to the benefit of your heirs, executors and administrators. Subject to a customary undertaking to repay such advances as set forth herein, Parent shall advance (or, if Parent shall fail to advance, the Company and/or its Affiliates (other than Parent) shall advance) you all reasonable expenses related to the defense of any such Proceeding. Notwithstanding anything to the contrary in this Section 2.3, no indemnification may be made to you or on your behalf hereunder if a final judgment or other final adjudication adverse to you establishes that your acts or omissions involved fraud, gross negligence, intentional misconduct or a knowing violation of law and in such event you shall be required to immediately repay to Parent the gross amount of any expenses advanced to you in connection with this Section 2.3. The rights and obligations set forth herein shall be in addition to, and not in lieu of, any other rights and obligations you may be entitled to under any other agreements or policies, including without limitation, Parent’s or the Company’s and/or its Affiliates (other than Parent) by-laws and organizational and operating agreements.
During the Transition Period and for a minimum period of six (6) years thereafter, Parent or the Company and/or its Affiliates (other than Parent) shall continue to cover you under the directors & officers’ insurance coverage provided to the most senior executives of Parent or the Company and/or its Affiliates (other than Parent), as in effect from time to time.
2.4. Other Payments. Except as specified in this Section 2, or as otherwise expressly provided in or pursuant to this Agreement, during the Transition Period or in connection with your termination of employment, you shall not be entitled to any compensation, benefits, consideration or other payments or distributions, including any severance payments or benefits, bonus payments, non-equity incentive compensation grants or equity incentive compensation grants (including, without limitation, the AIP Grant and Equity Incentive Compensation contemplated by Section 3(b) of the Employment Agreement or any Severance Payment contemplated by Section 6 of the Employment Agreement), whether pursuant to the Employment Agreement or otherwise. References in the First Release and the Second Release to the release of claims against the Company shall be deemed to also include reference to the release of claims against all compensation and benefit plans and arrangements established or maintained by the Company and its Affiliates, subject to the terms and conditions of the First Release and the Second Release, as applicable.

SECTION 3
PROTECTION OF COMPANY INTERESTS

As a condition of the mutual promises and agreements set forth herein, you and the Company expressly acknowledge and agree to the terms of this Section 3.

3.1. Restrictive Covenants. You and the Company expressly acknowledge and agree that the restrictive covenants set forth in Section 10 of the Employment Agreement (including the non-competition, non-solicitation and non-disparagement obligations) will remain in full force and effect during the Covenant Period; provided, however, that, notwithstanding anything in the Employment Agreement to the contrary, the Covenant Period shall end on December 31, 2022.

3.2. Confidential Information. You expressly acknowledge and agree that the confidentiality obligations set forth in Section 7 of the Employment Agreement will remain in full force and effect at all times on and following the date hereof, as expressly modified herein. Nothing in this Section 3.2 or this Agreement prohibits you from reporting possible violations of applicable law or regulation to any governmental agency or entity or making other disclosures that are protected under the whistleblower provisions of any applicable law or regulation.

3.3. Return of the Company Property. You and the Company expressly acknowledge and agree that the obligations set forth in Section 8 of the Employment Agreement will remain in full force and effect at all times on and following the date hereof, as expressly modified herein. You represent and warrant that you have or on or prior to the Separation Date you will have (i) removed your personal effects from your offices at the Assured Guaranty Group, (ii) vacated such offices, (iii) returned to the Company all property of the Assured Guaranty Group, including, without limitation, any computer, iPhone, iPad, any keys, credit cards, passes, files, confidential documents or material, or other property belonging to the Assured Guaranty Group, and (iv) returned all writings, files, records, correspondence, notebooks, notes and other documents and things (including any copies thereof) containing any trade secrets relating to the Assured Guaranty Group; provided, that, solely to the extent such property or material is personal in nature, you shall be permitted to remove and retain all personal records, data, files, records and other information stored on BCM and/or Company or its Affiliates’ property or records, including without limitation computer servers and electronic or other data bases, as applicable, and the Company shall cooperate with you in determining what property belongs to the Company or its Affiliates and what property belongs to you (and any property that is not determined to belong to the Company or any of its Affiliates shall not be subject to this Section 3.3 or Section 8 of the Employment Agreement); provided, further, that you and the Company acknowledge and agree that you shall be allowed to retain and remove (i) the works of original art located in your office at 280 Park Avenue, 12th Floor, New York, NY 10017 (“280 Park”) and in the Southwest Conference Room in the Breezeway at 280 Park, and (ii) the books located in your office at 280 Park, and you hereby represent that you are currently the legal and rightful owner of such works of original art and books, and the Company further agrees to allow you to retain and remove the photographic art displayed in your office and in the conference rooms other than the Southwest Conference Room in the Breezeway at 280 Park (and shall take any such further action required to transfer such photographic art to your legal ownership and possession). For the purposes of this Agreement, the term “trade secrets” shall mean information, including a formula, pattern, compilation, program device, method, technique, or process, that: (i) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. You further represent and warrant that, to your knowledge, in the twelve (12) months immediately preceding the date hereof, you have not deleted or altered any documents, files or information in any such computer, iPhone, iPad, or in the Company’s electronic or other records, or duplicated, downloaded or otherwise retained any documents, files or other information belonging to the Assured Guaranty Group, other than a routine deletion or alteration in the ordinary course of business and excluding any personal property or material as provided herein. You further covenant that (i) during the Transition Period you will not delete or alter any documents, files or information in any Company computer, iPhone, iPad, or in the Company’s electronic or other records, or duplicate, download or otherwise retain any documents, files or other information belonging to the Assured Guaranty Group, other than a routine deletion or alteration in the ordinary course of business and excluding any personal property or material as provided herein and (ii) after the Separation Date, you will not delete or alter any documents, files or information in the Company computer, iPhone, iPad, or duplicated, downloaded or otherwise retained any documents, files or other information belonging to the Assured Guaranty Group, other than a routine deletion or alteration in the ordinary course of business and excluding any personal property or material as provided herein.

3.4. Intellectual Property Rights. You expressly acknowledge and agree that the obligations set forth in Section 9 of the Employment Agreement will remain in full force and effect at all times on and following the date hereof.

3.5. Securities Trading Restrictions. You expressly acknowledge and agree that, except as expressly permitted to satisfy your obligations pursuant to Section 2.2(b) of this Agreement, and subject to the amendment contemplated therein, the Lock-Up Agreement shall continue to have full force and effect with respect to any shares of Parent Common Stock subject thereto. In addition, except as set forth below, you expressly acknowledge and agree that, you will not be permitted to trade in the securities of Parent until the end of the VWAP Period; provided, however, that you shall be permitted to purchase shares of Parent Common Stock during the VWAP Period in an amount up to $12 million, calculated based on the purchase price(s) paid by you. You further expressly acknowledge and agree that you shall comply with all applicable laws, and with all policies and practices of the Assured Guaranty Group, in each case that prohibit insider trading, trading in the securities of Parent or any of its Affiliates on the basis of material nonpublic information, or any other impermissible trading practices.

3.6. No Interference with Rights. The parties agree that nothing in this Agreement shall be construed to prohibit you from challenging illegal conduct or engaging in protected activity, including without limitation reporting possible violations of any law or regulation to any governmental agency or regulatory entity or making other disclosures that are protected under the whistleblower provisions of any law or regulation, filing a charge or complaint with, and/or participating in any investigation or proceeding conducted by, the National Labor Relations Board, the Equal Employment Opportunity Commission, the Securities and Exchange Commission, and/or any other federal, state or local government agency. Further, the parties agree that nothing in this Agreement shall be construed to interfere with the ability of any federal, state or local government agency to investigate any such charge or complaint, or your ability to communicate voluntarily with any such agency. However, by signing this Agreement, you understand that you are waiving your right to receive individual relief based on claims asserted in any such charge or complaint, except where such a waiver is prohibited. Notwithstanding anything herein or in any other agreement with or policy of any member of the Assured Guaranty Group to which you are or were subject, nothing herein or therein shall (i) prohibit you from making reports of possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002, or of any other whistleblower protection provisions of state or federal law or regulation, or (ii) require notification or prior approval by the Company or any of its Affiliates of any reporting described in clause (i); provided, however, that you are not authorized to disclose communications with counsel for the Assured Guaranty Group that were made for the purpose of receiving legal advice or that contain legal advice or that are protected by the attorney work product or similar privilege between such counsel and the Assured Guaranty Group. Furthermore, you shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (1) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, in each case, solely for the purpose of reporting or investigating a suspected violation of law or (2) in a complaint or other document filed in a lawsuit or proceeding, if such filings are made under seal.

3.7. Assistance in Proceedings. The Company and you expressly acknowledge and agree that the obligations set forth in Section 21 of the Employment Agreement will remain in full force and effect at all times on and following the date hereof. In addition, you agree that, in the event you are subpoenaed by any person or entity (including, but not limited to, any government agency) to provide documents or give testimony (in a deposition, court proceeding or otherwise) or are requested by a governmental or regulatory body to provide an interview, which in any way relates to your employment with any member of the Assured Guaranty Group, unless otherwise prohibited by law, you will give prompt notice of such request to General Counsel, AG US Group Services Inc., 1633 Broadway, New York, NY 10019 (generalcounsel@agltd.com) (or his or her successor or designee) and, unless otherwise required by law, will make no disclosure or production until the Company or its Affiliates have had a reasonable opportunity to contest the right of the requesting person or entity to such disclosure or production.

3.8. Effect of Covenants. Nothing in this Section 3 shall be construed to adversely affect the rights that the parties hereto would possess in the absence of the provisions of such Section.

SECTION 4
RELEASE AND WAIVER

As part of this Agreement, and in consideration of the additional consideration provided to you in accordance with this Agreement, you are required to execute the First Release, in the form set forth as Exhibit A of this Agreement, and the Second Release, in the form set forth as Exhibit B of this Agreement, which are attached to and form a part of this Agreement. This Agreement (including all Exhibits to this Agreement), and the rights, commitments and obligations of all parties hereunder: (a) shall become final and binding immediately following the expiration of your right to revoke the execution of the First Release in accordance with paragraph 6(d) of the release; (b) shall not become final and binding until the expiration of such right to revoke; and (c) shall not become final and binding if you revoke such execution. Notwithstanding anything herein to the contrary, (1) in the event you fail to execute and return the First Release or the Second Release within the twenty-one (21) day period provided in the applicable release or you revoke the First Release or the Second Release within the revocation period provided in the applicable release, the First Release or Second Release, as applicable, shall be void ab initio and the Company, Parent, AGUS and/or BCM and their respective Affiliates shall be entitled to any rights they have under this Agreement or otherwise that are conditioned on their execution and delivery of the First Release and/or Second Release, as applicable and (2) in the event the Company, Parent, AGUS, or BCM fails to execute and return the First Release or the Second Release within the thirty (30) day period following your execution and delivery of the First Release or the Second Release, as applicable, the First Release or Second Release, as applicable, shall be void ab initio and you shall be entitled to any rights you have under this Agreement or otherwise that are conditioned on your execution, delivery and non-revocation of the First Release and/or Second Release, as applicable.

SECTION 5
MISCELLANEOUS

5.1. Amendment. This Agreement may be amended or canceled only by mutual agreement of the parties in writing, without the consent of any other person. So long as you live, no person, other than the parties hereto (including the members of the Assured Guaranty Group as third-party beneficiaries), shall have any rights under or interest in this Agreement or the subject matter hereof. For avoidance of doubt, in the event of your death or Disability, your estate or personal representative, as applicable, shall succeed to any rights under or interest in this Agreement that you may have.

5.2. Waiver of Breach. The waiver by either you or the Company (or its Affiliates) of a breach of any provision of this Agreement shall not operate as or be deemed a waiver of any subsequent breach by either you or the Company (or its Affiliates). Continuation of benefits hereunder by you or the Company (or its Affiliates) following a breach by you or the Company or its Affiliates, as applicable, of any provision of this Agreement shall not preclude you or the Company (or its Affiliates), as applicable, from thereafter exercising any right that you or it may otherwise independently have to terminate said benefits based upon the same violation.

5.3. Effect of Breach. The Company and you acknowledge that the Company or you, as applicable, would be irreparably injured by the Company’s or your violation of Section 3 of this Agreement, and the Company and you agree that the Company and its Affiliates or you, as applicable, in addition to any other remedies available to them or you for such breach or threatened breach, shall be entitled to a preliminary injunction, temporary restraining order, or other equivalent relief, restraining the Company and its Affiliates or you from any actual or threatened breach of Section 3 of this Agreement. If a bond is required to be posted in order for the Company or you to secure an injunction or other equitable remedy, the parties agree that said bond need not be more than a nominal sum. The Company and you acknowledge that each of the covenants contained in Section 3 of this Agreement are an essential part of this Agreement and a condition to the Company’s and your agreement to provide the payments and benefits described in Section 2 of this Agreement. If any covenant or term of Section 3 of this Agreement is determined to be invalid or unenforceable in any instance, such determination shall not prevent the reassertion thereof with respect of any other breach or violation. If, in any proceeding, a court (or other tribunal) refuses to enforce the covenants contained in Section 3 of this Agreement because such covenants cover too extensive a geographic area or too long a period of time, any such covenant shall be deemed amended to the extent (but only to the extent) required by law to permit its enforceability hereunder. For purposes of the foregoing, in order for a party to this Agreement or the Employment Agreement to be in breach of this Agreement or Sections 7 or 10 of the Employment Agreement or in material breach of Sections 8 or 9 of the Employment Agreement, in each case, the non-breaching party must first notify the alleged breaching party in writing, specifying the event alleged to constitute such breach or material breach, as applicable, within ninety (90) days after the non-breaching party first becomes aware of the occurrence of the event the non-breaching party believes constitutes a breach or material breach. The alleged breaching party will then have a period of thirty (30) days after the receipt of such notice in which to cure any acts constituting such breach or material breach (the “Cure Period”), except for a breach or material breach which, by its nature, cannot reasonably be expected to be cured. If the non-breaching party is required to provide notice and the breach or material breach is cured (to the extent it can reasonably be expected to be cured) within this period, the alleged breaching party will be deemed to be in compliance with this Agreement or Sections 7, 8, 9 or 10 of the Employment Agreement, as applicable. The remedies under this Agreement are without prejudice to the rights of the parties hereto to seek any other remedy to which it or you may be entitled at law or in equity.

5.4. Severability. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, and this Agreement will be construed as if such invalid or unenforceable provision were omitted (but only to the extent that such provision cannot be appropriately reformed or modified).

5.5. Other Agreements. Except for those provisions set forth in the Employment Agreement that survive the termination thereof as or as otherwise specifically provided in this Agreement, this instrument constitutes the entire agreement between you and the Company and its Affiliates and supersedes all prior agreements and understandings, written or oral, including, without limitation, the Employment Agreement and any other agreements that may have been made by and between you and the Company or its predecessors or Affiliates; provided, however, that for the avoidance of doubt, the Company, BCM, and you agree that each remains bound by the Lock-Up Agreement and Sections 5, 7, 8, 9, 10, 12, 21, 23, 24 and 25 of the Employment Agreement (in each case, as modified in this Agreement), to the extent applicable; provided, however, Section 12 of the Employment Agreement is hereby modified to provide that any notice to you shall either be (i) personally delivered, sent by reputable overnight courier service, or mailed by first class mail, return receipt requested, and (ii) delivered via e-mail, at the last known home and e-mail addresses the Company has on file for you or such home or e-mail addresses which you provide the Company in writing following the date of this Agreement:

With a copy to:

Peter D. Greene

Lowenstein Sandler LLP
1251 Avenue of the Americas
New York, NY 10020
E-mail: pgreene@lowenstein.com.

5.6. Governing Law. Sections 18, 19 and 20 of the Employment Agreement are hereby incorporated by reference and made a part of this Agreement as if set forth directly herein; provided, however, that notwithstanding anything in Section 18 of the Employment Agreement to the contrary, the choice of law, for purposes of this Agreement and the Employment Agreement, shall be the internal laws of the State of New York rather than the State of Illinois.

5.7. Agreement Part of Settlement Discussions/No Admission of Liability. The Company and you represent and warrant that any payments or benefits provided to the Company or you, as applicable, under the terms of this Agreement do not constitute an admission by any member of Assured Guaranty Group or you that it or you has violated any law or legal obligation with respect to any aspect of your employment or separation therefrom. If you, the Company, Parent, AGUS or BCM does not accept this Agreement, you or the Company (or its Affiliates), as applicable, acknowledge and agree that the delivery of this Agreement is in contemplation of the settlement of any potential claims you may have against any member of the Assured Guaranty Group or any member of the Assured Guaranty Group may have against you, and will not be admissible for any purpose against any member of the Assured Guaranty Group or against you, and that any payments or benefits contemplated in this Agreement do not constitute an admission by any member of the Assured Guaranty Group or you that it has or you have, as applicable, violated any law or legal obligation with respect to any aspect of your employment or separation therefrom.

5.8    Costs. The parties shall each bear their own costs, attorneys’ fees and other fees incurred in connection with this Agreement and the First and Second Release.

5.9. Exhibits, Other Documents. Except as otherwise expressly provided in this Agreement, or except where the context clearly requires otherwise, all references in this Agreement to “the Agreement” or “this Agreement” shall be deemed to include references to each of the Exhibits to this Agreement. To the extent that the terms of this Agreement (including the Exhibits to this Agreement) provide that your rights or obligations set forth in this Agreement (including the Exhibits to this Agreement) are to be determined under, or are to be subject to, the terms of any other plan or other document, this Agreement (including the Exhibits to this Agreement) shall be deemed to incorporate by reference such plan or other document.

5.10. Construction of Agreement. The parties hereto acknowledge and agree that each party has reviewed and negotiated the terms and provisions of this Agreement and has had the opportunity to contribute to its revision. Accordingly, the rule of construction to the effect that ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement. Rather, the terms of this Agreement shall be construed fairly as to both parties hereto and not in favor or against either party.

5.11    Counterparts. This Agreement may be executed in more than one counterpart, but all of which together will constitute one and the same agreement.

If you accept the terms of this Agreement, please indicate your acceptance by signing and returning a copy of this Agreement to the undersigned, along with a signed copy of Exhibit A (First Release) and a signed copy of Exhibit B (Second Release) within the time period specified on or after the Separation Date.

Remainder of Page Intentionally Left Blank – Signature Page Follows

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the date first written above.
AG US GROUP SERVICES, INC.

______________________________
By: Ling Chow
Its: General Counsel

BLUEMOUNTAIN CAPITAL MANAGEMENT, LLC

______________________________
By: Dawn Jasiak
Its: General Counsel

ASSURED GUARANTY LTD.

______________________________
By: Ling Chow
Its: General Counsel

ASSURED GUARANTY US HOLDINGS INC.

______________________________
By: Ling Chow
Its: General Counsel

______________________________
Name: Andrew Feldstein

EXHIBIT A
MUTUAL RELEASE AND WAIVER

Offer Date: August 6, 2020

1.This document is attached to, is incorporated into, and forms a part of, the separation agreement dated August 6, 2020 (the “Agreement”) by and between Andrew Feldstein (the “Executive”), BlueMountain Capital Management, LLC (“BCM”), AG US Group Services, Inc. (the “Company”), Assured Guaranty Ltd. (“Parent”) and Assured Guaranty US Holdings Inc. (“AGUS”) (the Parent, AGUS, the Company, BCM and their Affiliates collectively referred to as the “Assured Guaranty Group”).

2.General Release and Waiver of Claims by Executive. In exchange for the Company Releasors’ waiver and release of claims against the Executive Releasees and other good and valuable consideration as provided in the Agreement, Executive, on behalf of himself and the other Executive Releasors, knowingly and voluntarily releases and forever discharges the Company, BCM, Parent, AGUS and the other Company Releasees from any and all Claims which Executive now has or claims, or might hereafter have or claim (or the other Executive Releasors may have, to the extent that it is derived from a Claim which Executive may have), against the Company Releasees based upon or arising out of any matter or thing whatsoever, occurring or arising on or before the date of this Mutual Release and Waiver, including, but not limited to, Claims that arise out of or relate to Executive’s employment by the Company and its Affiliates as defined in the Agreement and/or Executive’s termination or resignation therefrom (“Potential Executive Claims”). However, nothing in this Mutual Release and Waiver shall constitute a release of any Claims of Executive (or other Executive Releasors) for a breach by the Company, Parent, AGUS, and/or BCM of the Agreement; or claims that arise in connection with the Purchase Agreement; or purport to release any Claims which may not lawfully be released. Notwithstanding the foregoing, by executing this Release, Executive hereby confirms that, based upon due inquiry, as of the date hereof, Executive is not aware of any claims against the Company Releasors (as defined below), that are not released by this Section 2, including any claims that arise in connection with the Purchase Agreement. The Company Releasees shall be third-party beneficiaries of this Section 2.

3.Release and Waiver of Claims by Company, BCM, Parent and AGUS. In exchange for Executive’s waiver and release of claims against the Company Releasees and other good and valuable consideration as provided in the Agreement, the Company, BCM, Parent and AGUS, individually and on behalf of their respective Affiliates, (collectively, the “Company Releasors”) knowingly and voluntarily release and forever discharge the Executive Releasees from any and all past and present claims, rights, dues, sums of money, accounts, complaints, judgments, executions, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, which the Company Releasors may have or may hereafter have based upon or arising out of any matter or thing whatsoever, whether known or unknown, occurring or arising on or before the date of this Mutual Release and Waiver, including, but not limited to, claims which relate to Executive’s employment with any member of the Assured Guaranty Group following the Closing Date and/or Executive’s termination or resignation therefrom (the “Potential Company Claims”); provided, that nothing in this Mutual Release and Waiver shall constitute a release of any claims of the Company Releasors for a breach by the Executive of the Agreement; or claims that arise in connection with the Purchase Agreement; or purport to release any claims which may not lawfully be released. Notwithstanding the foregoing, by executing this Release, each of the Company, Parent, AGUS, and BCM hereby confirm that, based upon due inquiry of the named executive officers of Parent, as of the date hereof, neither the Company, Parent, AGUS, nor BCM is aware of any claims against Executive Releasees not released by this Section 3, including any claims that arise in connection with the Purchase Agreement. The Executive Releasees shall be third-party beneficiaries of this Section 3.

4.For purposes of this Mutual Release and Waiver, the terms set forth below shall have the following meanings:

(a)
The term “Agreement” shall include the Agreement and the Exhibits thereto, and including the plans and arrangements under which Executive is entitled to benefits in accordance with the Agreement and the Exhibits.

(b)
The term “Claims” shall include any and all rights, claims, demands, debts, dues, sums of money, accounts, attorneys’ fees, complaints, judgments, executions, suits, controversies, cross-claims, counter-claims, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs, liabilities, actions and causes of action of any nature whatsoever, known or unknown, cognizable at law or equity, and shall include claims related to pay, commission, hours, bonuses, pension, disability, physical or mental affliction, benefits including vacation days and payment for unused vacation, reimbursement for expenses, terms and conditions of employment and claims of discrimination on account of age, race, color, sex, sexual harassment, sexual orientation, marital status, disability, national origin, citizenship, religion, or retaliation and shall include, without limitation, claims arising under (or alleged to have arisen under) (i) the Age Discrimination in Employment Act of 1967, as amended (“ADEA”); (ii) Title VII of the Civil Rights Act of 1964, as amended; (iii) The Civil Rights Act of 1991; (iv) Section 1981 through 1988 of Title 42 of the United States Code, as amended; (v) the Employee Retirement Income Security Act of 1974, as amended; (vi) The Immigration Reform Control Act, as amended; (vii) The Americans with Disabilities Act of 1990, as amended; (viii) The National Labor Relations Act, as amended; (ix) The Fair Labor Standards Act, as amended; (x) The Occupational Safety and Health Act, as amended; (xi) The Family and Medical Leave Act of 1993; (xii) the Sarbanes-Oxley Act; (xiii) the federal Worker Adjustment and Retraining Notification Act and any similar state laws; (xiv) any state antidiscrimination law; (xv) any state or local wage and hour law; (xvi) any other local, state or federal law, regulation or ordinance; (xvii) any whistleblower law; (xviii) any public policy, contract, tort, or common law; or

(xix) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in these matters. (Executive specifically releases any claim based on any amendment to the laws referenced, whenever such amendment was enacted, and specifically releases any claim under the Lily Ledbetter Fair Pay Act and any new laws enacted after January 1, 2009. Executive does not, however, release any claim which the statute provides may not be released under any circumstances.)

Claims shall exclude (i) any rights Executive may have to receive vested amounts under any member of the Assured Guaranty Group’s employee benefit plans and/or pension plans or programs that are subject to ERISA; (ii) Executive’s rights in and to any equity, limited partnership, or other ownership interest that Executive continues to hold following termination in any BlueMountain Fund or Affiliated Fund; (iii) Executive’s rights to medical benefit continuation coverage, on a self-pay basis, pursuant to federal or state law (COBRA); (iv) any rights or claims that the law does not allow to be released and/or waived by private agreement; (v) any rights or claims that are based on events occurring after the date on which Executive signs this Mutual Release and Waiver; (vi) any claims to indemnification or insurance coverage, including but not limited to “D&O coverage”, that Executive may have with respect to any claims made or threatened against Executive in Executive’s capacity as a director, officer or employee of any member of the Assured Guaranty Group; and (vii) any claims for contribution in the event Executive and any of the releasees are found to be jointly liable.

Notwithstanding any other provision of this Mutual Release and Waiver, this release is not intended to interfere with Executive’s right to file a charge with the Equal Employment Opportunity Commission (the “EEOC”) in connection with any claim Executive believes Executive may have against any member of the Assured Guaranty Group. However, by executing this Mutual Release and Waiver, Executive hereby waives the right to recover in any proceeding Executive may bring before the EEOC or any state or local human rights commission or in any proceeding brought by the EEOC or any state or local human rights commission on Executive’s behalf. In addition, this release is not intended to interfere with Executive’s right to challenge that Executive’s waiver of any and all ADEA claims pursuant to this Mutual Release and Waiver is a knowing and voluntary waiver, notwithstanding Executive’s specific representation that Executive has entered into this Mutual Release and Waiver knowingly and voluntarily.

(c)
The term “Closing Date” shall have the meaning set forth in the Purchase Agreement, dated as of August 7, 2019, by and among Assured Guaranty Ltd., Assured Guaranty US Holdings Inc., Executive, and the other persons party thereto.

(d)
The term “Company Releasees” shall include the Assured Guaranty Group, and their officers, directors, trustees, members, representatives, agents, employees, shareholders (other than the holders of shares publicly traded on a nationally recognized securities exchange), partners, attorneys, assigns, administrators and fiduciaries under any employee benefit plan of the Company and its Affiliates, and insurers, and their predecessors and successors.

(e)	The term “Executive Releasees” shall mean Executive, Executive’s related estate planning vehicles and all successors and assigns of Executive.

(f)
The term “Executive Releasors” shall include Executive, and his family, heirs, executors, representatives, agents, insurers, administrators, successors, assigns, and any other person claiming through Executive.

(g)
The term “Purchase Agreement” shall mean the purchase agreement by and among the Blue Mountain Operating Companies, Executive, and certain other sellers named therein pursuant to which AGUS agreed to purchase all of the equity interests in each of the BlueMountain Operating Companies (including those owned by Executive), subject to the terms and conditions contained therein.

5.Covenant Not to Sue. Executive agrees not to file any lawsuit or court proceeding regarding or in any way related to any of the Claims, and further agrees that this Agreement is, will constitute and may be pleaded as, a bar to any such claim, action, cause of action or proceeding. The Assured Guaranty Group agrees not to file any lawsuit or court proceeding regarding or in any way related to any of the Potential Company Claims, and further agree that this Agreement is, will constitute and may be pleaded as, a bar to any such claim, action, cause of action or proceeding. The Assured Guaranty Group and Executive acknowledge that this Agreement does not limit either Party’s right, where applicable, to file or participate in any charge of discrimination or other investigative proceeding of any federal, state or local governmental agency. To the extent permitted by law, if any government agency or court assumes jurisdiction of any charge, complaint, or cause of action covered by this Agreement, each member of the Assured Guaranty Group and Executive will not seek and will not accept any personal, equitable or monetary relief in connection with such investigation, civil action, suit or legal proceeding. The Executive Releasees and Company Releasees shall be third-party beneficiaries of this Section 5.

6.The following provisions are applicable to and made a part of the Agreement and this Mutual Release and Waiver:

(a)
By this Mutual Release and Waiver, the Executive Releasors and Company Releasors do not release or waive any right or claim which they may have which arises after the date of execution of this Mutual Release and Waiver.

(b)	In exchange for this Mutual Release and Waiver, Executive, the Company, BCM, Parent, and AGUS each hereby acknowledge that they have received separate consideration beyond that to which they otherwise are entitled under the Company’s policy, any agreements or applicable law.

(c)	The Company hereby expressly advises Executive to consult with an attorney of his choosing prior to executing this Mutual Release and Waiver.

(d)
Executive has twenty-one (21) days from the Offer Date to consider whether or not to execute this Mutual Release and Waiver. In the event of such execution, Executive has a further period of seven (7) days from the date of said execution in which to revoke said execution. This Mutual Release and Waiver will not become effective until expiration of such revocation period.

(e)	This Mutual Release and Waiver:

i.	shall become final and binding immediately following the expiration of Executive’s right to revoke the execution of this Mutual Release and Waiver in accordance with paragraph 6(d) of this Exhibit A;

ii.	shall not become final and binding until the expiration of such right to revoke;

iii.	shall not become final and binding if Executive revokes such execution;

iv.
shall be void ab initio in the event Executive fails to execute and return this Mutual Release and Waiver within twenty-one (21) days from the Offer Date or revokes this Mutual Release and Waiver within the revocation period provided above; provided, however, the Company, BCM, Parent and AGUS shall be entitled to any rights the Company, BCM, Parent and AGUS have hereunder, under the Agreement, or otherwise that are conditioned on their execution and delivery of this Mutual Release and Waiver; and

v.
shall be void ab initio in the event the Company, BCM, Parent, or AGUS fails to execute and return this Mutual Release and Waiver within twenty one (21) days following Executive’s execution hereof; provided, however, Executive shall be entitled to any rights Executive has hereunder, under the Agreement, or otherwise that are conditioned on Executive’s execution, delivery and non-revocation of this Mutual Release and Waiver.

7.Executive hereby acknowledges that he has carefully read and understands the terms of the Agreement and this Mutual Release and Waiver and each of his rights as set forth therein and is entering into this Mutual Release and Waiver knowingly and voluntarily.

AGREED TO AND ACCEPTED BY:

_____________________________
Andrew Feldstein
Date: _______________________

AG US Group Services, Inc.	BlueMountain Capital Management, LLC

Name:_________________________	Name:_________________________

Date:_________________________	Date:_________________________

Assured Guaranty US Holdings Inc.	Assured Guaranty Ltd.

Name:_________________________	Name:_________________________

Date:_________________________	Date:_________________________

EXHIBIT B
MUTUAL RELEASE AND WAIVER

Offer Date:

1.This document is attached to, is incorporated into, and forms a part of, the separation agreement dated August 6, 2020 (the “Agreement”) by and between Andrew Feldstein (the “Executive”), BlueMountain Capital Management, LLC (“BCM”), AG US Group Services, Inc. (the “Company”), Assured Guaranty Ltd. (“Parent”) and Assured Guaranty US Holdings Inc. (“AGUS”) (the Parent, AGUS, the Company, BCM and their Affiliates collectively referred to as the “Assured Guaranty Group”).

2.General Release and Waiver of Claims by Executive. In exchange for the Company Releasors’ waiver and release of claims against the Executive Releasees and other good and valuable consideration as provided in the Agreement, Executive, on behalf of himself and the other Executive Releasors, knowingly and voluntarily releases and forever discharges the Company, BCM, Parent, AGUS and the other Company Releasees from any and all Claims which Executive now has or claims, or might hereafter have or claim (or the other Executive Releasors may have, to the extent that it is derived from a Claim which Executive may have), against the Company Releasees based upon or arising out of any matter or thing whatsoever, occurring or arising on or before the date of this Mutual Release and Waiver, including, but not limited to, Claims that arise out of or relate to Executive’s employment by the Company and its Affiliates as defined in the Agreement and/or Executive’s termination or resignation therefrom (“Potential Executive Claims”). However, nothing in this Mutual Release and Waiver shall constitute a release of any Claims of Executive (or other Executive Releasors) for a breach by the Company, Parent, AGUS, and/or BCM of the Agreement; or claims that arise in connection with the Purchase Agreement; or purport to release any Claims which may not lawfully be released. Notwithstanding the foregoing, by executing this Release, Executive hereby confirms that, based upon due inquiry, as of the date hereof, Executive is not aware of any claims against the Company Releasors (as defined below), that are not released by this Section 2, including any claims that arise in connection with the Purchase Agreement. The Company Releasees shall be third-party beneficiaries of this Section 2.

3.Release and Waiver of Claims by Company, BCM, Parent and AGUS. In exchange for Executive’s waiver and release of claims against the Company Releasees and other good and valuable consideration as provided in the Agreement, the Company, BCM, Parent and AGUS, individually and on behalf of their respective Affiliates, (collectively, the “Company Releasors”) knowingly and voluntarily release and forever discharge the Executive Releasees from any and all past and present claims, rights, dues, sums of money, accounts, complaints, judgments, executions, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, which the Company Releasors may have or may hereafter have based upon or arising out of any matter or thing whatsoever, whether known or unknown, occurring or arising on or before the date of this Mutual Release and Waiver, including, but not limited to, claims which relate to Executive’s employment with any member of the Assured Guaranty Group following the Closing Date and/or Executive’s termination or resignation therefrom (the “Potential Company Claims”); provided, that nothing in this Mutual Release and Waiver shall constitute a release of any claims of the Company Releasors for a breach by the Executive of the Agreement; or claims that arise in connection with the Purchase Agreement; or purport to release any claims which may not lawfully be released. Notwithstanding the foregoing, by executing this Release, each of the Company, Parent, AGUS, and BCM hereby confirm that, based upon due inquiry of the named executive officers of Parent, as of the date hereof, neither the Company, Parent, AGUS, nor BCM is aware of any claims against Executive Releasees not released by this Section 3, including any claims that arise in connection with the Purchase Agreement. The Executive Releasees shall be third-party beneficiaries of this Section 3.

4.For purposes of this Mutual Release and Waiver, the terms set forth below shall have the following meanings:

(a)
The term “Agreement” shall include the Agreement and the Exhibits thereto, and including the plans and arrangements under which Executive is entitled to benefits in accordance with the Agreement and the Exhibits.

(b)
The term “Claims” shall include any and all rights, claims, demands, debts, dues, sums of money, accounts, attorneys’ fees, complaints, judgments, executions, suits, controversies, cross-claims, counter-claims, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs, liabilities, actions and causes of action of any nature whatsoever, known or unknown, cognizable at law or equity, and shall include claims related to pay, commission, hours, bonuses, pension, disability, physical or mental affliction, benefits including vacation days and payment for unused vacation, reimbursement for expenses, terms and conditions of employment and claims of discrimination on account of age, race, color, sex, sexual harassment, sexual orientation, marital status, disability, national origin, citizenship, religion, or retaliation and shall include, without limitation, claims arising under (or alleged to have arisen under) (i) the Age Discrimination in Employment Act of 1967, as amended (“ADEA”); (ii) Title VII of the Civil Rights Act of 1964, as amended; (iii) The Civil Rights Act of 1991; (iv) Section 1981 through 1988 of Title 42 of the United States Code, as amended; (v) the Employee Retirement Income Security Act of 1974, as amended; (vi) The Immigration Reform Control Act, as amended; (vii) The Americans with Disabilities Act of 1990, as amended; (viii) The National Labor Relations Act, as amended; (ix) The Fair Labor Standards Act, as amended; (x) The Occupational Safety and Health Act, as amended; (xi) The Family and Medical Leave Act of 1993; (xii) the Sarbanes-Oxley Act; (xiii) the federal Worker Adjustment and Retraining Notification Act and any similar state laws; (xiv) any state antidiscrimination law; (xv) any state or local wage and hour law; (xvi) any other local, state or federal law, regulation or ordinance; (xvii) any whistleblower law; (xviii) any public policy, contract, tort, or common law; or

(xix) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in these matters. (Executive specifically releases any claim based on any amendment to the laws referenced, whenever such amendment was enacted, and specifically releases any claim under the Lily Ledbetter Fair Pay Act and any new laws enacted after January 1, 2009. Executive does not, however, release any claim which the statute provides may not be released under any circumstances.)

Claims shall exclude (i) any rights Executive may have to receive vested amounts under any member of the Assured Guaranty Group’s employee benefit plans and/or pension plans or programs that are subject to ERISA; (ii) Executive’s rights in and to any equity, limited partnership, or other ownership interest that Executive continues to hold following termination in any BlueMountain Fund or Affiliated Fund; (iii) Executive’s rights to medical benefit continuation coverage, on a self-pay basis, pursuant to federal or state law (COBRA); (iv) any rights or claims that the law does not allow to be released and/or waived by private agreement; (v) any rights or claims that are based on events occurring after the date on which Executive signs this Mutual Release and Waiver; (vi) any claims to indemnification or insurance coverage, including but not limited to “D&O coverage”, that Executive may have with respect to any claims made or threatened against Executive in Executive’s capacity as a director, officer or employee of any member of the Assured Guaranty Group; and (vii) any claims for contribution in the event Executive and any of the releasees are found to be jointly liable.

Notwithstanding any other provision of this Mutual Release and Waiver, this release is not intended to interfere with Executive’s right to file a charge with the Equal Employment Opportunity Commission (the “EEOC”) in connection with any claim Executive believes Executive may have against any member of the Assured Guaranty Group. However, by executing this Mutual Release and Waiver, Executive hereby waives the right to recover in any proceeding Executive may bring before the EEOC or any state or local human rights commission or in any proceeding brought by the EEOC or any state or local human rights commission on Executive’s behalf. In addition, this release is not intended to interfere with Executive’s right to challenge that Executive’s waiver of any and all ADEA claims pursuant to this Mutual Release and Waiver is a knowing and voluntary waiver, notwithstanding Executive’s specific representation that Executive has entered into this Mutual Release and Waiver knowingly and voluntarily.

(c)
The term “Closing Date” shall have the meaning set forth in the Purchase Agreement, dated as of August 7, 2019, by and among Assured Guaranty Ltd., Assured Guaranty US Holdings Inc., Executive, and the other persons party thereto.

(d)
The term “Company Releasees” shall include the Assured Guaranty Group, and their officers, directors, trustees, members, representatives, agents, employees, shareholders (other than the holders of shares publicly traded on a nationally recognized securities exchange), partners, attorneys, assigns, administrators and fiduciaries under any employee benefit plan of the Company and its Affiliates, and insurers, and their predecessors and successors.

(e)	The term “Executive Releasees” shall mean Executive, Executive’s related estate planning vehicles and all successors and assigns of Executive.

(f)
The term “Executive Releasors” shall include Executive, and his family, heirs, executors, representatives, agents, insurers, administrators, successors, assigns, and any other person claiming through Executive.

(g)
The term “Purchase Agreement” shall mean the purchase agreement by and among the Blue Mountain Operating Companies, Executive, and certain other sellers named therein pursuant to which AGUS agreed to purchase all of the equity interests in each of the BlueMountain Operating Companies (including those owned by Executive), subject to the terms and conditions contained therein.

5.Covenant Not to Sue. Executive agrees not to file any lawsuit or court proceeding regarding or in any way related to any of the Claims, and further agrees that this Agreement is, will constitute and may be pleaded as, a bar to any such claim, action, cause of action or proceeding. The Assured Guaranty Group agrees not to file any lawsuit or court proceeding regarding or in any way related to any of the Potential Company Claims, and further agree that this Agreement is, will constitute and may be pleaded as, a bar to any such claim, action, cause of action or proceeding. The Assured Guaranty Group and Executive acknowledge that this Agreement does not limit either Party’s right, where applicable, to file or participate in any charge of discrimination or other investigative proceeding of any federal, state or local governmental agency. To the extent permitted by law, if any government agency or court assumes jurisdiction of any charge, complaint, or cause of action covered by this Agreement, each member of the Assured Guaranty Group and Executive will not seek and will not accept any personal, equitable or monetary relief in connection with such investigation, civil action, suit or legal proceeding. The Executive Releasees and Company Releasees shall be third-party beneficiaries of this Section 5.

6.The following provisions are applicable to and made a part of the Agreement and this Mutual Release and Waiver:

(a)
By this Mutual Release and Waiver, the Executive Releasors and Company Releasors do not release or waive any right or claim which they may have which arises after the date of execution of this Mutual Release and Waiver.

(b)	In exchange for this Mutual Release and Waiver, Executive, the Company, BCM, Parent, and AGUS each hereby acknowledge that they have received separate consideration beyond that to which they otherwise are entitled under the Company’s policy, any agreements or applicable law.

(c)	The Company hereby expressly advises Executive to consult with an attorney of his choosing prior to executing this Mutual Release and Waiver.

(d)
Executive has had at least twenty-one (21) days from the Offer Date to consider whether or not to execute this Mutual Release and Waiver. In the event of such execution, Executive has a further period of seven (7) days from the date of said execution in which to revoke said execution. This Mutual Release and Waiver will not become effective until expiration of such revocation period.

(e)	This Mutual Release and Waiver:

i.	shall become final and binding immediately following the expiration of Executive’s right to revoke the execution of this Mutual Release and Waiver in accordance with paragraph 6(d) of this Exhibit B;

ii.	shall not become final and binding until the expiration of such right to revoke;

iii.	shall not become final and binding if Executive revokes such execution;

iv.
shall be void ab initio in the event Executive fails to execute and return this Mutual Release and Waiver within twenty-one (21) days from the Offer Date or revokes this Mutual Release and Waiver within the revocation period provided above; provided, however, the Company, BCM, Parent and AGUS shall be entitled to any rights the Company, BCM, Parent and AGUS have hereunder, under the Agreement, or otherwise that are conditioned on their execution and delivery of this Mutual Release and Waiver; and

v.
shall be void ab initio in the event the Company, BCM, Parent, or AGUS fails to execute and return this Mutual Release and Waiver within twenty one (21) days following Executive’s execution hereof; provided, however, Executive shall be entitled to any rights Executive has hereunder, under the Agreement, or otherwise that are conditioned on Executive’s execution, delivery and non-revocation of this Mutual Release and Waiver.

7.Executive hereby acknowledges that he has carefully read and understands the terms of the Agreement and this Mutual Release and Waiver and each of his rights as set forth therein and is entering into this Mutual Release and Waiver knowingly and voluntarily.

AGREED TO AND ACCEPTED BY:

_____________________________
Andrew Feldstein
Date: _______________________

AG US Group Services, Inc.	BlueMountain Capital Management, LLC

Name:_________________________	Name:_________________________

Date:_________________________	Date:_________________________

Assured Guaranty US Holdings Inc.	Assured Guaranty Ltd.

Name:_________________________	Name:_________________________

Date:_________________________	Date:_________________________